Exhibit 23.1

Consent of Independent Certified Public Accountants

We have issued our report dated March 2, 2020, with respect to the financial statements of Pixia Corp. included in this Amendment no. 1 to Current Report of Cubic Corporation on Form 8‑K/A filed on March 17, 2020. We consent to the incorporation by reference of the aforementioned report in the following Registration Statements:

(1)                                 Registration Statement (Form S-3 No. 333-226908) of Cubic Corporation,

(2)Registration Statement (Form S-8 No. 333-233076) pertaining to the Cubic Corporation 2015 Incentive Award Plan,

(3)Registration Statement (Form S-8 No. 333-204615) pertaining to the Cubic Corporation 2015 Incentive Award Plan and Cubic Corporation Employees Stock Purchase Plan,

(4)                                 Registration Statement (Form S-8 No. 333-187386) pertaining to the Cubic Corporation 2005 Equity Incentive Plan, Cubic Corporation Employees’ Profit Sharing Plan and Cubic Applications, Inc. 401(k) Retirement Plan, and

(5)                                Registration Statement (Form S-8 No. 333-127493) pertaining to the Cubic Corporation Employees’ Profit-Sharing Plan, the Cubic Applications, Inc. 401(k) Retirement Plan and the Cubic Corporation 1998 Stock Option Plan;

/S/ Cherry Bekaert LLP

Tysons Corner, Virginia

March 17, 2020